Exhibit 99.2

Cognex Announces Appointment of New Board Member and Retirement of Two Board Members

NATICK, Mass.--(BUSINESS WIRE)--February 16, 2023--Cognex Corporation (NASDAQ: CGNX) today announced the appointment of Angelos Papadimitriou to Cognex’s Board of Directors, effective on February 17, 2023. Papadimitriou will serve on the Audit Committee.

“We are excited for Angelos to join our board,” said Anthony Sun, Chairman of Cognex. “His executive leadership experience, expertise in packaging machinery and industrial automation industries and European and international markets, and experience as an institutional investor will be a valuable asset to Cognex. We look forward to his insight and guidance.”

In addition, on February 15, 2023, Directors Theodor Krantz and Patrick Alias each informed the Company of his decision to retire from the Company’s Board of Directors, effective May 3, 2023 upon completion of his current term as a director. Mr. Alias will remain as an employee of the Company in an advisory role. Following the departures of Mr. Krantz and Mr. Alias, the number of directors on the Board will be decreased from nine to seven.

About Angelos Papadimitriou

Angelos Papadimitriou, 56, currently serves as Chairman of the Board of Directors of Athena Ventures, an early-stage venture fund. From August 2020 to February 2021, Mr. Papadimitriou was the Co-Chief Executive Officer of Pirelli & C. S.p.A., a public company listed on the Milan Stock Exchange. Mr. Papadimitriou previously led Coesia S.p.A., a group of global industrial and packaging solutions companies as their Chief Executive Officer for ten years. Prior to that, Mr. Papadimitriou spent over fifteen years in the pharmaceutical industry, including as Senior Vice President for Italy and Southeast Europe at Glaxosmithkline. Mr. Papadimitriou currently serves as a director of Humanitas, a privately-held network of teaching and research hospitals and Dompé Farmaceutici S.p.A., a privately-held biopharmaceutical company. Mr. Papadimitriou holds an MBA from Harvard Business School and a Bachelor of Arts in Computer Science and Business Economics from Brown University.

About Cognex

Cognex Corporation (“the Company” or “Cognex”) invents and commercializes technologies that address some of the most critical manufacturing and distribution challenges. We are a leading global provider of machine vision products and solutions that improve efficiency and quality in high-growth-potential businesses across attractive industrial end markets. Our solutions blend physical products and software to capture and analyze visual information, allowing for the automation of manufacturing and distribution tasks for customers worldwide. Machine vision products are used to automate the manufacturing or distribution and tracking of discrete items, such as mobile phones, electric vehicle batteries and e-commerce packages, by locating, identifying, inspecting, and measuring them. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings or quality improvements are maintained.

Cognex is the world's leader in the machine vision industry, having shipped more than 4 million image-based products, representing over $10 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements—which may include statements regarding business and market trends; future financial performance; growth opportunities; and strategic plans—involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the inability to attract and retain skilled employees and directors and maintain our unique corporate culture; (2) the failure to effectively manage our growth; and (3) the impact of competitive pressures; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Nathan McCurren
Investor Relations
Nathan.mccurren@cognex.com